Exhibit 4.1

AMENDED AND RESTATED THIRD SUPPLEMENTAL INDENTURE (this “Amended and Restated Third Supplemental Indenture”), dated as of May 15, 2008, is entered into by and between Lazard Group LLC (the “Company”), a Delaware Limited Liability company, and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 10, 2005 (the “Indenture”), by and between the Company and the Trustee, providing for the issuance from time to time of securities to be issued in one or more series as provided in the Indenture (capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 10, 2005, by and between the Company and the Trustee, providing for the issuance of 6.120% Senior Notes Initially Due 2035 in aggregate principal amount of $287,500,000 (the “$287,500,000 Notes”) and 6.120% Senior Notes Initially Due 2035 in aggregate principal amount of $150,000,000 (the “$150,000,000 Notes” and, together with the $287,500,000 Notes, the “2005 Notes”);

WHEREAS, on December 19, 2005 Lazard Group Finance merged with and into the Company;

WHEREAS, Lazard Group Finance has heretofore executed and delivered to the Trustee an Indenture, dated as of May 10, 2005 (the “Lazard Group Finance Indenture”), providing for the issuance from time to time of securities to be issued in one or more series as provided in the Lazard Group Finance Indenture;

WHEREAS, Lazard Group Finance has heretofore executed and delivered to the Trustee (i) a First Supplemental Indenture, dated as of May 10, 2005, by and between Lazard Group Finance and the Trustee, providing for the issuance of 6.120% Senior Notes Initially Due 2035 in an aggregate principal amount of $287,500,000, and (ii) a Second Supplemental Indenture, dated as of May 10, 2005, by and between Lazard Group Finance and the Trustee, providing for the issuance of 6.120% Senior Notes Initially Due 2035 in an aggregate principal amount of $150,000,000 (together, the “Lazard Group Finance Notes”);

WHEREAS, on December 19, 2005 the Company and the Trustee exchanged, pursuant to Section 5.01(b)(B) of the Lazard Group Finance Indenture, the Lazard Group Finance Notes for the 2005 Notes for purposes of the 6.625% Equity Security Units (the “ESUs”) of Lazard Ltd, an exempted Bermuda limited company;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of December 19, 2005, by and between the Company and the Trustee, providing for certain technical modifications to the 2005 Notes in order to give effect to the provisions of Section 5.01(b)(B) of the Lazard Group Finance Indenture;

WHEREAS, in connection with that certain remarketing of the 2005 Notes contemplated by the terms of the ESUs the Company will purchase on the date hereof (i) the entire aggregate principal amount of the outstanding $150,000,000 Notes and (ii) $287,488,000 aggregate principal amount of the $287,500,000 Notes;

WHEREAS, the Company desires to amend and restate the Third Supplemental Indenture pursuant to this Amended and Restated Third Supplemental Indenture in order to (i) reset the interest rate and stated maturity of the 2005 Notes, (ii) make certain other technical modifications to the terms of the $287,500,000 Notes and (iii) cancel the $150,000,000 Notes;

WHEREAS, Section 9.01(4) of the Indenture provides that the Company and the Trustee may amend the 2005 Notes without the consent of any Holder in order to correct any provision of the Indenture, any supplemental indenture or any of the 2005 Notes that may be defective or inconsistent with any other provision contained therein;

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Amended and Restated Third Supplemental Indenture;

WHEREAS, Section 9.01(9) of the Indenture provides that the Company and the Trustee may amend the 2005 Notes without the consent of any Holder in order to make any change that does not adversely affect the rights of any Holder;

WHEREAS, certain of the changes contained herein correct certain inconsistencies in the Indenture and do not adversely affect the rights of any Holder; and

WHEREAS, all other requirements necessary to make this Amended and Restated Third Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied.

NOW, THEREFORE, THIS AMENDED AND RESTATED THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree to amend and restate the Third Supplemental Indenture to read as follows.

SECTION 1. Supplement and Notation to $287,500,000 Note.  The Trustee is hereby agrees (i) to attach a copy of this Amended and Restated Third Supplemental Indenture to the $287,500,000 Note as Exhibit B thereto and (ii) to place a second notation on the $287,500,000 Note as follows:

“The terms of this Note have been further revised in accordance with the Amended and Restated Third Supplemental Indenture, dated as of May 15, 2008, by and between Lazard Group LLC and The Bank of New York, as Trustee, attached hereto as Exhibit B.  The Amended and Restated Third Supplemental Indenture supersedes in its entirety the Third Supplemental Indenture attached hereto as Exhibit A.”

, in each case promptly following the effectiveness hereof.

SECTION 2. Amendments to the Second Supplemental Indenture.

(a)  Article I, Section (c) of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“the following terms shall have the respective meanings ascribed thereto in the Purchase Contract Agreement: Accounting Redemption Event; Special Event; Tax Event and Units;”

(b)  Article I, Section (d) of the Second Supplemental Indenture is hereby amended by (i) deleting the defined terms “Aggregate Special Event Redemption Amount”, “Notes Pledge Agreement”, “Reset Rate”, “Senior Notes Pledge Agreement” and “Successful Remarketing” and (ii) adding the following defined term in appropriate alphabetical order:

“Special Event Redemption Amount” means for each Note, the greater of (a) the principal amount of such Note and (b) the product of (i) the principal amount of such Note and (ii) a fraction the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the aggregate principal amount of the Notes.

(c)  Section 2.01 of the Second Supplemental Indenture is hereby amended by deleting the first sentence thereof and inserting the following in place thereof:

“There is hereby authorized one series of Securities designated (i) until May 15, 2008, the 6.120% Senior Notes initially due 2035 and (ii) thereafter, the 4.00% Senior Notes due 2010, in each case limited in aggregate principal amount to $437,500,000, which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Senior Notes pursuant to the Original Indenture.”

(d)  Section 2.03 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

 “Stated Maturity.  The Senior Notes shall mature on May 15, 2010.”

(e)  Section 2.04 of the Second Supplemental Indenture is hereby amended by deleting “of Exhibit A” and inserting in place thereof “provided for by the Amended and Restated Third Supplemental Indenture, dated as of May 15, 2008, between the Company and the Trustee”.

(f)  Section 2.06(a) of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Interest and Principal.  Until May 15, 2008, each Senior Note shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the rate of 6.120% per annum. From and after May 15, 2008, each Senior Note shall bear interest from and including May 15, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to the date on which the principal of the Senior Notes is paid or made available for payment at the rate of 4.00% per annum.  Interest on the Senior Notes shall be payable, semi-annually in arrears on May 15 and November 15 of each year, until the principal thereof is paid or made available for payment.  Each such date of interest payment referred to above an “Interest Payment Date.” The interest so payable, on any such Interest Payment Date, will be paid to the Holder in whose name the Note is registered at the close of business on the regular record date for such interest, which shall be the 15th calendar day (whether or not a business day) prior to the relevant Interest Payment Date (the “Regular Record Date”).”

(g)  Section 2.07 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Issuance of Notes. The Senior Notes shall be issued in the form of one fully registered Global Note registered in the name of The Depository Trust Company (“DTC”), as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC.”

(h)  Section 2.10 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Special Event Redemption.  If a Special Event shall have occurred and be continuing (as of the time of giving notice of redemption), the Company, at its option, may redeem the Notes, in whole but not in part, upon payment of the aggregate Special Event Redemption Amounts.”

(i)  Section 3.01 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Payment of Additional Amounts.  All amounts payable (whether in respect of principal, interest, distributions or otherwise) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the U.S. or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law.  In that event, the Company in respect of the Notes will pay, or cause to be paid, such additional amounts receivable by a Holder after such withholding or deduction as shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required, provided that such Holder provides the Company a duly executed IRS Form W-9 or appropriate IRS Form W-8.  The foregoing shall not apply to any Holder that is described in Section 881(c)(3) of the Code; provided, however, the Company will not withhold on any amounts payable in respect of the Notes to any holder that has provided appropriate documentation establishing an exemption from withholding under an applicable tax treaty.”

SECTION 3. Amendment and Restatement of the $287,500,000 Note.  The form of $287,500,000 Note is hereby deleted in its entirety and replaced with the following (it being understood and agreed that the principal amount thereof will be reduced to $12,000 on the date hereof):

LAZARD GROUP LLC

AMENDED AND RESTATED 4.00% SENIOR NOTE DUE 2010

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

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CUSIP:  52107R AA 1
ISIN:  US52107R AA 1

No. R2                                                                                                $287,500,000

LAZARD GROUP LLC

4.00% SENIOR NOTE DUE 2010

LAZARD GROUP LLC, a Delaware limited liability company (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to) for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of two hundred eighty seven million five hundred thousand United States dollars (U.S.$287,500,000), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto, on May 15, 2010, and to pay interest thereon, (i) during the period from May 10, 2005 to May 15, 2008, at the rate of 6.120% per annum and (ii) during the period from May 15, 2008 to the date on which the principal hereof is paid or made available for payment, at the rate of 4.00% per annum.

Interest on this Note shall be payable semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any such date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the 15th calendar day (whether or not a business day) prior to the relevant Interest Payment Date.

The principal of and the interest on the Notes will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the person entitled thereto at such person’s address as it appears on the register or by wire transfer to the account maintained in the United States designated by written notice given ten business days prior to the applicable payment date by such person.

The amount of interest payable for any period on any interest payment date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Except as provided in the following sentence, the amount of interest payable for any period shorter than a semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 180-day period.  In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered under its corporate seal.

Dated:  May 10, 2005

LAZARD GROUP LLC

By:
Name
Title

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

By:
Authorized Signatory

Dated: May 10, 2005

[FORM OF REVERSE]

This Note is one of a duly authorized issue of securities of the Company designated, from and after May 15, 2008, as its “4.00% Senior Notes due 2010” (herein sometimes referred to as the “Notes”), issued under and pursuant to an Indenture, dated as of May 10, 2005 (the “Original Indenture”), duly executed and delivered between the Company and The Bank of New York, as Trustee (the “Trustee”), a Second Supplemental Indenture, dated as of May 10, 2005 (the “Second Supplemental Indenture”), between the Company and the Trustee, and an Amended and Restated Third Supplemental Indenture, dated as of May 15, 2008 (the “Amended and Restated Third Supplemental Indenture”) between the Company and the Trustee (such Original Indenture as amended and supplemented by the Second Supplemental Indenture and the Amended and Restated Third Supplemental Indenture, the “Indenture”), to which Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  Capitalized terms used but not defined in this Note shall have the respective meanings described in the Indenture.

The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

If a Special Event shall have occurred and be continuing (as of the time of giving notice of redemption), the Company, at its option, may redeem the Notes, in whole but not in part, upon payment of the aggregate Special Event Redemption Amounts.

The Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank equally in right of payment with all existing and future senior, unsecured and unsubordinated obligations of the Company.

No sinking fund is provided for the Notes.

In the case of an Event of Default described in Section 6.01(5) or 6.01(6) of the Original Indenture, all unpaid principal of and accrued interest and Additional Amounts on the Notes then Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes.  In the case of all other Events of Default, if such Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby.  The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless certain conditions have been satisfied.  The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof expressly waived and released.

This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.08 of the Original Indenture on transfers and exchanges of Global Notes.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIF GIFT MIN ACT - Custodian

(cust) (minor)
Under Uniform Gifts to Minors Act

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) _____________________________________________________________________________________________________

and irrevocably appoint agent to transfer this Note on the Security Register.  The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES

The initial principal amount of this Global Note is $287,500,000.  The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

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SECTION 4. Cancellation of the $150,000,000 Note.  The $150,000,000 Note is hereby cancelled.  The Trustee hereby agrees to promptly return the $150,000,000 Note to the Company.

SECTION 5. Separability.  In case any provision in this Amended and Restated Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. No Third Party Beneficiary.  Nothing in this Amended and Restated Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders (as defined in the Indenture), any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this Amended and Restated Third Supplemental Indenture.

SECTION 7. Continuance of Indenture; Effectiveness.  This Amended and Restated Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof.  The Indenture and the Second Supplemental Indenture (as amended by this Amended and Restated Third Supplemental Indenture) shall continue in full force and effect.  This Amended and Restated Third Supplemental Indenture shall be effective on the date hereof.

SECTION 8. Governing Law.  This Amended and Restated Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9. Counterparts.  This Amended and Restated Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10. Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Amended and Restated Third Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Third Supplemental Indenture to be duly executed, as of the day and year first written above.

LAZARD GROUP LLC

By:	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Chief Financial Officer

THE BANK OF NEW YORK, As Trustee

By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Assistant Treasurer